Exhibit 10.50

                SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS

         This Settlement Agreement and Mutual Release of Claims ("Agreement"), dated as of November 3, 2008 (the "Effective Date") is entered into between C.D.S. Engineering, LLC, a limited liability company organized under the laws of the State of California with a principal place of business at 40725 Encyclopedia Circle, Fremont, CA 94538 ("CDS"), on behalf of itself, its representatives, heirs, executors, administrators, trustees, predecessors (including, without limitation, CDS Group Corporation, a Delaware corporation), successors, affiliates (including, without limitation, C.D.S. Engineering, Inc., a California corporation), subrogors, subrogees, lessees, lessors, grantees, assignees, assignors, subsidiaries, agents, employees, servants, owners, alter egos, attorneys, general partners, limited partners, and representatives on the one hand, and Intraop Medical Corporation, a corporation organized under the laws of the State of Delaware with a principal place of business at 570 Del Rey Avenue, Sunnyvale, California, 94085 ("Intraop"), acting on behalf of itself, its representatives, heirs, executors, administrators, trustees, predecessors, successors, affiliates, subrogors, subrogees, lessees, lessors, grantees, assignees, assignors, subsidiaries, parent corporations, agents, employees, servants, officers, directors, members, shareholders, owners, alter egos, attorneys, general partners, and limited partners, on the other hand. CDS and Intraop are sometimes referred to hereinafter individually as a "Party," and collectively, the "Parties".

WHEREAS:

     A. Intraop and CDS are parties to a Manufacturing Services Agreement dated September 5, 2002, amended on January 6, 2005, further amended on March 16, 2005, and further amended on April 28, 2005 (as amended, the "MSA"), under which CDS agreed to manufacture for and sell to Intraop certain Products (as such term is defined in the MSA) and accessories under and relating to Intraop's proprietary Mobetron trademark, patents and associated intellectual property rights, for which Intraop has granted CDS a limited manufacturing license.

     B. Although relating to the MSA, but to the extent they may be considered separate from the MSA, Intraop and CDS are also parties to other agreements relating to manufacturing schedules and sales prices for certain of Intraop's Products, accessories and services, including without limitation a Memorandum of Understanding dated January 5, 2005, as amended and restated on March 16, 2005 (as to any and all such other agreements excluding this Agreement, whether written or oral, the "Other Agreements").

     C. In a letter to CDS dated September 11, 2008, Intraop stated claims against CDS based on a breach of one or more terms of the MSA and other rights under law and equity (together with any other reserved claims, the "Intraop Claims") including, without limitation: i) incomplete Products and overpayments amounting to $638,511.00 as of the date of such letter, ii) misrepresentations of CDS relating to the foregoing, iii) incorrect charges and invoicing by CDS, and iv) undelivered Products for which Intraop has already submitted payment to CDS (the "Intraop Property"). CDS disputes these claims.

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     D.  CDS  claims  that  it  holds  accounts  receivable  in  the  amount  of
$468,104.34 due and owing from Intraop under the MSA (together with any other reserved claims, the "CDS Claims") which Intraop has disputed and continues to dispute.

     E. The Parties wish to fully and finally resolve their respective claims and to terminate the MSA and the Other Agreements pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

     1. Termination of the MSA. The MSA and Other Agreements are hereby terminated by mutual agreement of the Parties, without regard to section 8.4 of the MSA. Other than as set forth in this Agreement, there shall be no continuing obligations under the MSA or Other Agreements by either Party to the other including any obligations arising from the provision of Products pursuant to the MSA.

     2. No Remaining Detention of Intraop Property. CDS agrees that CDS has no property interest in the Intraop Property described on Attachment A. CDS further agrees that such Intraop Property has been fully paid by Intraop and is owned by Intraop. CDS agrees that as of the Effective Date, it shall provide full cooperation and assistance to Intraop to allow Intraop to collect any remaining Intraop Property in the possession of CDS. Intraop's tender of the First Payment (as defined in paragraph 4 hereof) is made only upon Intraop taking full possession of all such Intraop Property.

     3. Delivery of Components/Database and History Documents. The Parties agree that the items described on Attachment B represent the total service stock in CDS' possession, including excess and obsolete inventory, of Components (as such term is defined in the MSA) under Section 4.2 of the MSA. On and subject to the terms and conditions of this Agreement, Intraop agrees to purchase and acquire from CDS and CDS hereby sells, transfers, assigns and conveys such Components to Intraop and CDS agrees that it shall provide full cooperation and assistance to Intraop to allow Intraop to collect such Components from CDS' facility as and when reasonably requested by Intraop. Set forth on Attachment C are certain electronic database materials and product and vendor history documentation (the "Documentation") that were utilized by CDS in the production of the Products. CDS agrees that as of the Effective Date, CDS shall: (i) make its facility available to Intraop personnel and provide its reasonable assistance to allow Intraop the opportunity to package the Components for drayage and removal by Intraop through transportation arranged by Intraop and (iv) cooperate with Intraop personnel to transfer the Documentation (to the best of CDS' ability) to Intraop personnel.

     4. Payment. Intraop has paid CDS the sum of twenty five thousand United States Dollars ($25,000) (the "First Payment"), the receipt of which is hereby acknowledged. Intraop shall pay to CDS a second payment of Twenty Thousand
United States  Dollars  ($20,000)  (the "Second  Payment") on or prior to thirty
(30) days following the Effective Date. Thereafter, Intraop shall pay to CDS a third payment of Twenty Thousand United States Dollars ($20,000) (the "Third Payment") on or prior to thirty (30) days following the date of the Second Payment. Thereafter, Intraop shall pay to CDS a fourth payment of Twenty Thousand United States Dollars ($20,000) (the "Fourth Payment") on or prior to thirty (30) days following the date of the Third Payment. Thereafter, Intraop shall pay to CDS a fourth payment of Fifteen Thousand United States Dollars ($15,000) (the "Fifth Payment") on or prior to thirty (30) days following the date of the Fourth Payment. Collectively, the foregoing payments totaling one hundred thousand United States Dollars ($100,000) are herein referred to as the "Settlement Payment," and such Settlement Payment, in whole and in part, is made in consideration of the compromise between the Parties in this Agreement.

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     5.  Assumption  of Open  Purchase  Orders.  On and subject to the terms and conditions of this Agreement, CDS hereby assigns all of its interest in the stand-alone open purchase orders listed on Attachment D ("Open Purchase Orders") and Intraop agrees to assume and become responsible for any remaining payment obligation for such Open Purchase Orders. CDS represents and warrants that no other contractual agreement was or remains in place with respect to the subject matter of the Open Purchase Orders other than as reflected in such stand-alone Open Purchase Orders themselves. CDS shall respond to inquiries from sellers under such Open Purchase Orders to contact Intraop for delivery of any products, materials and/or services under such Open Purchase Orders.

     6. Release of Claims between the CDS and Intraop.

          a. Except for claims arising out of the breach of this Agreement, and upon its receipt of the full Settlement Payment, CDS, for itself and its collective and respective agents, employees, officers, attorneys, sureties, insurers and other related entities, including its predecessors (including without limitation, CDS Group Corporation, a Delaware corporation), and affiliates (including, without limitation, C.D.S. Engineering, Inc., a
     California corporation, and as to all such affiliates, "CDS Affiliated Parties"), does hereby release and forever discharge Intraop, its officers, employees, attorneys, sureties, insurers and other related entities ("Intraop Affiliated Parties") of and from any and all claims (monetary or otherwise), debts, liabilities, liquidated damages, costs, actions,
     judgments,  demands,  obligations,   contracts,  suits,  expenses,  losses,
     attorney's fees, damages and causes of action of any kind or nature, including claims for indemnity or contribution, arising out of or related to the MSA or the Other Agreements and the performance or non-performance of the obligations of Intraop thereunder, directly or indirectly, which the CDS may now or hereafter have or claim to have against Intraop and any Intraop Affiliated Party, including without limitation the CDS Claims. Upon its receipt of the full Settlement Payment, CDS, for itself and on behalf of the CDS Affiliated Parties, does hereby acknowledge that Intraop has performed all of its obligations, including payment obligations, pursuant to the MSA and Other Agreements and that CDS has been fully paid for all services or property provided by CDS.

          b. Except for claims arising out of the breach of this Agreement, and upon the receipt by CDS of the full Settlement Payment, Intraop, for and on behalf of itself and the Intraop Affiliated Parties, does hereby release and forever discharge CDS and the CDS Affiliated Parties of and from any and all claims (monetary or otherwise), debts, liabilities, liquidated damages, costs, actions, judgments, demands, obligations, contracts, suits, expenses, losses, attorney's fees, damages and causes of action of any kind or nature, including claims for indemnity or contribution, arising out of or related to the MSA or the Other Agreements and the performance or non-performance of the obligations of CDS thereunder, directly or indirectly, which Intraop may now or hereafter have or claim to have against CDS, including without limitation the Intraop Claims. Upon receipt by CDS of the full Settlement Payment, Intraop does hereby acknowledge that CDS has no remaining obligations pursuant to the MSA and Other Agreements, including any obligations regarding latent defects or warranty obligations.

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     7.  Waiver of  California  Civil Code  section  1542.  In  addition  to the specific and express releases set forth herein, each Party acknowledges that there is a risk that, subsequent to the execution of this Agreement, it may incur, suffer or sustain injury, loss, damage, costs, attorneys' fees, expenses or any of these, which are directly caused by or connected with the matters referred to in paragraph 6, and which are unknown and unanticipated at the time this Agreement is signed, and which are not presently capable of being ascertained. Each Party further acknowledges that there is a risk that such damages as are known may become more serious than any of them now expects or anticipates. Nevertheless, each Party acknowledges that this Agreement has been negotiated and agreed upon in light of those risks and each of them hereby expressly waives all rights each may have in any such unknown claims and assumes the risks that the facts and law pertaining to this dispute may change or be different than it is now known to each said Party, except as specifically otherwise provided in this Agreement. In doing so, each Party has had the benefit of counsel, and has been advised of, understands, and knowingly and specifically waives their rights under California Civil Code Section 1542 which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     8. Cooperation. The Parties will execute all such further and additional documents as shall be reasonable, convenient, necessary, advisable, appropriate or desirable, and shall take or cause to be taken such other acts and actions as may be reasonably requested by any Party, to more fully effectuate or otherwise carry out the provisions of this Agreement.

     9. Representations and Warranties of CDS. All of the following representations and warranties made by CDS on behalf of itself, its representatives, heirs, executors, administrators, trustees, predecessors (including, without limitation, CDS Group Corporation, a Delaware corporation), successors, affiliates (including, without limitation, C.D.S. Engineering, Inc., a California corporation), subrogors, subrogees, lessees, lessors, grantees, assignees, assignors, subsidiaries, agents, employees, servants, owners, alter egos, attorneys, general partners, limited partners, and representatives, are deemed to be continuing warranties and representations, and shall survive the execution and delivery of this Agreement. Such representations and warranties and each of them form a principal inducement for Intraop entering into this Agreement, and are as follows:

          a. This Agreement has been duly executed and delivered by CDS and is the valid and binding agreement of CDS, enforceable against CDS in accordance with its terms. Specifically, this Agreement has been or shall be approved by any and all corporate boards of directors, management boards, shareholders, members, partners or principals of CDS whose approval is required to affect this Agreement and bind CDS to the obligations set forth herein. CDS has the ability to enter into this Agreement and to consummate the transactions provided for herein. The person whose signature is set forth below for CDS: (i) has full authority to execute this Agreement on behalf of CDS; and (ii) such person is acting within the course and scope of such authority in executing this Agreement;

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          b. No other  person is  required  to  consent to CDS's  execution  and delivery of this Agreement;

          c. The execution and delivery of this Agreement will not result in the breach of any contract, agreement, commitment, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or any obligation to which CDS is now a party, or by which any of the properties or assets of CDS may be bound or affected, or constitute a violation by CDS of any law, rule or regulation, of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency, or governmental body;

          d. None of the representations or warranties of CDS under this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit any fact necessary to make the statements herein or therein not misleading;

          e. CDS is the sole legal and beneficial owner of the claims released pursuant to paragraphs 6 and 7, and no other person or entity has any ownership or equitable interest therein. CDS has not heretofore assigned or transferred or purported to assign or transfer, to any person or entity, any claims released by CDS in this Agreement;

          f. As to matters relating to its financial condition including any effect thereon relating to this Agreement: A) there are no cases or proceedings pending under the United States Bankruptcy Code or any other similar state or federal insolvency, reorganization or receivership laws involving any of CDS or of the CDS Affiliated Parties; B) none of CDS or any of the CDS Affiliated Parties has any reason to seek relief under the United States Bankruptcy Code or any other similar state or federal insolvency, reorganization, receivership or similar laws; C) none of CDS or any of the CDS Affiliated Parties has any present intention to seek relief in the future under the United States Bankruptcy Code or any other similar state or federal insolvency, reorganization, receivership or similar laws;
     D) none of CDS or any of the CDS Affiliated Parties is insolvent, as defined in the United States Bankruptcy Code or any applicable state or federal statute, nor will any of CDS or any of the CDS Affiliated Parties be rendered insolvent by the execution, delivery and performance of this Agreement; E) upon the performance of the obligations under this Agreement, each of CDS and any of the CDS Affiliated Parties will have the financial wherewithal to pay its debts as and when they become due; F) none of CDS or any of the CDS Affiliated Parties intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature; and G) none of CDS or any of the CDS Affiliated Parties has now nor will have unreasonably small capital to conduct its business after the execution of this Agreement and the performance of its obligations under this Agreement;

          g. CDS has good and marketable title to the Components as described in Attachment B, free and clear of any and all mortgage, pledge, lien, encumbrance, charge or other security interest (as to any, a "Security Interest"), or any restriction on transfer; and

          h. Neither CDS nor any CDS Affiliated Party, nor any of its subcontractors, vendors, suppliers, service providers, creditors, guarantors, lenders, bondholders, equityholders, directors, officers, employees, representatives, agents or any other third party with claims against CDS or any CDS Affiliated Party, has any Security Interest or any claim affecting the Intraop Property described in Attachment A or any restriction on transfer thereof.

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     10.  Representations  and  Warranties  of  Intraop.  All of  the  following representations  and  warranties  made by  Intraop  on  behalf  of  itself,  its
representatives,  heirs,  executors,  administrators,   trustees,  predecessors,
successors,   affiliates,  subrogors,  subrogees,  lessees,  lessors,  grantees, assignees, assignors, subsidiaries, agents, employees, servants, owners, alter egos, attorneys, general partners, limited partners, and representatives, are deemed to be continuing warranties and representations, and shall survive the execution and delivery of this Agreement. Such representations and warranties and each of them form a principal inducement for CDS entering into this Agreement, and are as follows:

          a. This Agreement has been duly executed and delivered by Intraop and is the valid and binding agreement of Intraop, enforceable against Intraop in accordance with its terms. Specifically, this Agreement has been or shall be approved by any and all corporate boards of directors, management boards, shareholders, members, partners or principals of Intraop whose approval is required to affect this Agreement and bind Intraop to the obligations set forth herein. Intraop has the ability to enter into this Agreement and to consummate the transactions provided for herein. The person whose signature is set forth below for Intraop: (i) has full authority to execute this Agreement on behalf of Intraop; and (ii) such person is acting within the course and scope of such authority in executing this Agreement;

          b. No other person is required to consent to Intraop's execution and delivery of this Agreement;

          c. The execution and delivery of this Agreement will not result in the breach of any contract, agreement, commitment, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or any obligation to which Intraop is now a party, or by which any of the properties or assets of Intraop may be bound or affected, or constitute a violation by Intraop of any law, rule or regulation, of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency, or governmental body;

          d. None of the representations or warranties of Intraop under this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit any fact necessary to make the statements herein or therein not misleading;

          e. Intraop is the sole legal and beneficial owner of the claims released pursuant to paragraphs 6 and 7, and no other person or entity has any ownership or equitable interest therein. Intraop has not heretofore assigned or transferred or purported to assign or transfer, to any person or entity, any claims released by Intraop in this Agreement; and

          f. As to matters relating to its financial condition including any effect thereon relating to this Agreement: A) there are no cases or proceedings pending under the United States Bankruptcy Code or any other similar state or federal insolvency, reorganization or receivership laws involving Intraop; B) Intraop has no reason to seek relief under the United States Bankruptcy Code or any other similar state or federal insolvency, reorganization, receivership or similar laws; C) Intraop has no present intention to seek relief in the future under the United States Bankruptcy Code or any other similar state or federal insolvency, reorganization, receivership or similar laws; D) Intraop is not insolvent, as defined in the United States Bankruptcy Code or any applicable state or federal statute, nor will Intraop be rendered insolvent by the execution, delivery and performance of this Agreement; E) upon the performance of the obligations under this Agreement, Intraop will have the financial wherewithal to pay its debts as and when they become due; F) Intraop neither intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature; and G) Intraop neither has now nor will have unreasonably small capital to conduct its business after the execution of this Agreement and the performance of its obligations under this Agreement.

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     11. Indemnity. Each Party hereto does hereby agree to defend, indemnify and hold harmless the other Party from and against any and all costs, damages, claims, liabilities or expenses (including reasonable attorneys' fees), arising from or resulting from any breach of the Party's representations, warranties or covenants under this Agreement.

     12. Costs and Expenses. Each party shall bear its own fees, costs and any other expenses (including attorney's fees or consultant's fees) relating to or incurred in connection with this Agreement or the negotiations leading up to this Agreement.

     13. No Admission of Liability. This Agreement does not constitute, nor shall it be construed as, an admission by either Party of the truth or validity of any real or potential claims, or any defenses, asserted or which could be asserted by either of the Parties.

     14. Successors and Assigns. This Agreement and the obligations undertaken herein shall be binding upon and shall inure to the benefit of the successors, or assigns, or each of the Parties hereto, including their respective Affiliated Parties, and each of them, and all other persons, firms, corporations, associations, partnerships, or other entities whenever the context so permits.

     15. Reinstatement of Intraop Claims. Subject to applicable law, should any form of state or federal insolvency or bankruptcy proceedings be instituted at any time involving CDS or any of the CDS Affiliated Parties, as a result of which, Intraop is compelled to disgorge all or a portion of the Intraop Property and/or Components described respectively in Attachments A and B, then in that event, the release set forth in paragraphs 6 and 7 of this Agreement shall be void ab initio, and Intraop shall be entitled to assert the full amount of any and all Intraop Claims which it may have against CDS, increased by any portion of the Settlement Payment actually paid to CDS under this Agreement, in such state or federal proceedings. In the event the foregoing sentence is adjudicated to be invalid, void or unenforceable for any reason whatsoever, Intraop and CDS agree that, notwithstanding any provision of this Agreement to the contrary, at the option of Intraop, its rights, obligations and interests existing prior to the date of this Agreement, including without limitation relating to the Intraop Claims, shall be reinstated to the extent that a court of competent jurisdiction shall determine that (1) the transfer of any of the Intraop Property and/or the Components, described respectively in Attachments A and B hereto, was a voidable preferential transfer or a fraudulent transfer or a fraudulent conveyance under state or federal law or (2) for any other reason, such transfer is rescinded, deemed to be rescinded or an amount is determined to be payable by Intraop by virtue thereof to CDS or its representatives, successors, bankruptcy estate or federal or state receiver. For avoidance of doubt, the invalidation, declaration of fraudulent conveyance or preferential transfer, set aside, requirement of return or repayment to a trustee, receiver, debtor-in-possession or any other party under any bankruptcy law, state or federal, common law or equitable cause, relating to the Intraop Property and/or Components described in Attachments A and B respectively, shall be a material breach of this Agreement by CDS, in which case Intraop shall have no obligation to make any remaining Settlement Payment, and Intraop shall have a right to pursue its remedies under law and equity for any and all Intraop Claims reinstated hereunder, together with any portion of the Settlement Payment already paid, as provided in this paragraph 15.

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     16.  Injunctive  Relief.  Because any breach or  threatened  breach of this
Agreement by either Party would result in continuing material and irreparable harm to the other Party, and because it would be impossible to establish the full monetary value of such damage, either Party shall be entitled to injunctive relief in its discretion, in the event of a breach or threatened breach of this Agreement by the other Party or any member thereof. Injunctive relief shall be in addition to any other remedy that may be available to either Party.

     17. Choice of Law. This Agreement is made and entered into in the State of California, and this Agreement and all rights, remedies, or obligations provided for herein, shall be construed and enforced in accordance with the laws of the State of California, without reference to the choice of law principles thereof.

     18. Integration. This Agreement contains the entire understanding and agreement between the Parties hereto with respect to the matters referred to herein. No other representations, covenants, undertakings, or other prior or contemporaneous agreement, oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind either of the Parties hereto.

     19. Modification. This Agreement shall not be modified by any oral representation made before or after the execution of this Agreement. All modifications must be in writing and signed by the Parties, and each of them.

     20. No Representations -- Independent Advice from Counsel. The Parties hereto, and each of them, acknowledge that this Agreement is executed voluntarily by each of them, without any duress or undue influence on the part of or on behalf of any of them. Each Party hereto further acknowledges that it has been represented in the negotiations for, and in the performance of, the Agreement by counsel of its own choice that each has read the Agreement and had it fully explained to each by such counsel, and that each is fully aware of the contents of the Agreement and its legal effect. Each of the undersigned has read the foregoing agreement and has consulted with its attorney(s) concerning its contents and consequences.

     21. Joint Preparation of this Agreement. The drafting and negotiating of this Agreement has been participated in by each of the Parties and/or their counsel, and for all purposes, this Agreement was drafted jointly by both Parties.

     22. Attorney's Fees. If any legal action or other legal proceeding relating to this Agreement or any of the transactions contemplated by this Agreement or the enforcement of any provision of any of this Agreement or any of the transactions contemplated by this Agreement is brought against any Party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original if fully executed, as shall photocopies of any such counterparts, and all of which shall constitute one and the same instrument. Facsimile copies of signatures to this Agreement shall be deemed an original signature.

     24. Waiver. No breach of any portion, provision or any part of this Agreement can be waived unless it is done in writing. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or other portion, provisions, or part of this Agreement.

     25. Severability. If one or more provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable under applicable law, the court shall modify the unenforceable term(s) to the least extent necessary to render the term(s) enforceable. In the event the court is unable to so modify the unenforceable term(s), the Parties agree to renegotiate such provision(s) in good faith so as to become enforceable while hewing as closely as possible to the original intent. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision(s), then each such provision or part thereof shall be severed from the remaining provisions and parts of this Agreement and shall not affect the validity or enforceability of such remaining provisions or parts of this Agreement.

     26. Captions/Headings. The titles, captions, and headings contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any portion, provision, or part of this Agreement.

     27. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by overnight delivery using a nationally-recognized courier or by certified mail, to each other Party at the addresses first set forth above.

     IN WITNESS WHEREOF, CDS AND INTRAOP have executed this Settlement and Mutual Release Agreement, effective as of the date first above written.



INTRAOP MEDICAL CORPORATION               C.D.S. ENGINEERING, LLC



By:        /s/ J.K. Hullett               By:       /s/ Victor Smith
         ----------------------                ---------------------------

Title:       CFO                          By:       President
         ----------------------                ---------------------------

                                  Page 9 of 9